UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 11, 2019

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1213 Elko Drive

Sunnyvale, California  94089

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2019, the Compensation Committee of the Board of Directors of GSI Technology, Inc. (the “Company”) adopted the Company’s 2020 Variable Compensation Plan (the “2020 Plan”), which is similar in structure to previous variable compensation plans for the Company’s executive officers.  The 2020 Plan is designed to encourage performance and retention of eligible employees by providing cash bonus awards based on the Company’s performance during the fiscal year ending March 31, 2020.  Each of the Company’s executive officers is eligible to participate in the 2020 Plan.  Certain other non-executive officers and key employees are also eligible to participate.

Under the 2020 Plan, each participant has a designated target bonus.  The target bonus for Lee-Lean Shu, the Company’s President, Chief Executive Officer and Chairman, is $250,000, and the target bonus for each of the other executive officers is $125,000.  The actual bonus awards will be computed on the basis of the Company’s fiscal 2020 operating results, the Company’s success in achieving specified net revenue targets for its radiation-hardened and radiation-tolerant SRAM products (“RadHard and RadTolerant Products”) and completing specified milestones related to the Company’s initial associative computing unit (“APU”) product, with 15% of each award based on the achievement of targeted net revenues, 25% based on the achievement of targeted operating income, as adjusted to exclude certain specified categories of expenses, 20% based on the achievement of targeted net revenue from RadHard and RadTolerant Products and 40% based on the completion of APU milestones by March 31, 2020.  If the target performance goals are exceeded, the actual bonus awards payable to participants may be up to two times the target bonus.

Bonus awards under the 2020 Plan are subject to vesting based on the participant’s continued employment with the Company, with 60% becoming vested and payable on the last business day in April 2020 and 20% becoming vested and payable on the last business day of April in each of the succeeding two years.

A copy of the 2020 Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	GSI Technology, Inc. 2020 Variable Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2019

GSI Technology, Inc.

	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer